1AlTi Global Updated Fourth Quarter and Year End 2023 Earnings | March 22, 2024

2AlTi Global Notes and Important Disclosures About AlTi Global AlTi is a leading independent global wealth and alternatives manager providing entrepreneurs, multi-generational families, institutions, and emerging next-generation leaders with fiduciary capabilities as well as alternative investment strategies and advisory services. AlTi’s comprehensive offering is underscored by a commitment to impact or values- aligned investing and generating a net positive impact through its business activities. The firm currently manages or advises on approximately $71 billion in combined assets and has an expansive network across three continents. No Offer or Solicitation This Presentation does not constitute an offer to sell, a solicitation of an offer to buy, or a recommendation to purchase any equity, debt or other financial instruments of AlTi Global. The information contained herein does not purport to be all-inclusive and none of AlTi Global nor any of its respective subsidiaries, stockholders, affiliates, representatives, control persons, partners, members, managers, directors, officers, employees, advisers or agents make any representation or warranty, express or implied, as to the accuracy, completeness or reliability of the information contained in this Presentation. Prospective investors should consult with their own counsel and tax and financial advisors as to legal and related matters concerning the matters described herein, and, by accepting this Presentation, you confirm that you are not relying solely upon the information contained herein to make any investment decision. The recipient shall not rely upon any statement, representation or warranty made by any other person, firm or corporation in making its investment decision to subscribe for securities of AlTi Global. To the fullest extent permitted by law, in no circumstances will AlTi Global or any of its subsidiaries, stockholders, affiliates, representatives, control persons, partners, members, managers, directors, officers, employees, advisers or agents be responsible or liable for any direct, indirect or consequential loss or loss of profit arising from the use of this Presentation, its contents, its omissions, reliance on the information contained within it, or on opinions communicated in relation thereto or otherwise arising in connection therewith. In addition, this Presentation does not purport to be all-inclusive or to contain all of the information that may be required to make a full analysis of AlTi Global. The general explanations included in this Presentation cannot address, and are not intended to address, your specific investment objectives, financial situations or financial needs. This Presentation (together with oral statements made in connection herewith, the “Presentation”) is for informational purposes only to assist interested parties in evaluating AlTi Global, Inc. (along with its consolidated subsidiaries, “AlTi Global” or the "Company"). Additional Information and Where to Find It The Company intends to file with the Securities and Exchange Commission (the “SEC”) a proxy statement and other relevant materials in connection with the investment transactions described in this presentation and the Company’s solicitation of proxies for use at either the 2024 annual meeting of stockholders of the company (“stockholders”) or a special meeting of stockholders, or at any adjournment or postponement thereof, to vote in favor of approval of amendments to the Company’s amended and restated certificate of incorporation and the issuance of an amount of shares of Class A Common Stock to Allianz equal to 20% or more of the pre-transactions issued and outstanding shares of Class A Common Stock and Class B Common Stock, taken together and, in the case of the 2024 annual meeting of stockholders, to vote on any other matters that shall be voted upon at the Company’s 2024 annual meeting of stockholders, such as the election of directors. The proxy statement for the 2024 annual meeting of stockholders (“the proxy statement”) will be mailed to the stockholders as of a to-be-determined record date. Before making any voting or investment decision with respect to the transactions, investors and stockholders are urged to read the proxy statement and the other relevant materials when they become available because they will contain important information about the transactions. The proxy statement and other relevant materials (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and stockholders of the Company may obtain free copies of the documents filed with the SEC from https://ir.alti-global.com/financial-information/sec-filings. The Company and its executive officers and directors may be deemed to be participants in the solicitation of proxies in connection with the transactions. Information about those executive officers and directors of the Company and their ownership of the Company’s common stock and other equity securities is set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which was filed with the SEC on March 22, 2024. Investors and security holders may obtain additional information regarding direct and indirect interests of the Company and its executive officers and directors in the transactions by reading the proxy statement and prospectus when it becomes available.

3AlTi Global Forward-Looking Statements Some of the statements in this presentation may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward- looking. Words such as “anticipate,” “believe,” “continue,” “estimate,” “expect,” “future,” “intend,” “may,” “plan” and “will” and similar expressions identify forward-looking statements. Forward-looking statements reflect management’s current plans, estimates and expectations and are inherently uncertain. The inclusion of any forward-looking information in this presentation should not be regarded as a representation that the future plans, estimates or expectations contemplated will be achieved. Forward-looking statements are subject to various risks, uncertainties and assumptions. Important factors that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to, our ability to obtain stockholder approval and to complete the investment transactions described in this Presentation, global and domestic market and business conditions, successful execution of business and growth strategies, regulatory factors relevant to our business, as well as assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy and liquidity and the risks and uncertainties described in greater detail under “Risk Factors” included in AlTi Global's Annual Report on Form 10-K filed March 22, 2024 and in the subsequent reports filed with the Securities and Exchange Commission, as such factors may be updated from time to time. We undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law. Financial Information The financial information and data contained in this Presentation is unaudited and does not conform to Regulation S-X promulgated under the Securities Act. Accordingly, such information and data may not be included in, may be adjusted in or may be presented differently in, any registration statement that may be filed by AlTi Global. Due to rounding, numbers presented throughout this Presentation may not add up precisely to the totals provided and percentages may not precisely reflect the absolute figures. Industry and Market Data Certain information contained in this Presentation relates to or is based on studies, publications, surveys and AlTi Global’s own internal estimates and research. In addition, all of the market data included in this Presentation involves a number of assumptions and limitations, and there can be no guarantee as to the accuracy or reliability of such assumptions. Finally, while AlTi Global believes its internal research is reliable, such research has not been verified by any independent source and none of AlTi Global or any of its affiliates nor any of their respective control persons, officers, directors, employees or representatives make any representation or warranty with respect to the accuracy of such information. Trademarks This Presentation may contain trademarks, service marks, trade names and copyrights of other companies, which are the property of their respective owners. Solely for convenience, some of the trademarks, service marks, trade names and copyrights referred to in this Presentation may be listed without the TM, SM © or ® symbols, but AlTi Global, will assert, to the fullest extent under applicable law, the rights of the applicable owners, if any, to these trademarks, service marks, trade names and copyrights. Use of Non-GAAP Financial Measures The non-GAAP financial measures contained in this presentation (including, without limitation, Adjusted Net Income, Adjusted EBITDA and EBITDA) are not GAAP measures of AlTi Global’s financial performance or liquidity and should not be considered as alternatives to net income (loss) as a measure of financial performance or cash flows from operations as measures of liquidity, or any other performance measure derived in accordance with GAAP. A reconciliation of such non-GAAP measures to their most directly comparable GAAP measure is included in the Appendix of this presentation. You are encouraged to evaluate each adjustment to non-GAAP financial measures and the reasons management considers it appropriate for supplemental analysis. AlTi Global believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends. Our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. In addition, these measures may not be comparable to similarly titled measures used by other companies in our industry or across different industries. Forward-looking Non-GAAP The Company is not able to reconcile its forward-looking non-GAAP estimates of Adjusted EBITDA margin without unreasonable effort because of the inherent difficulty of accurately forecasting the occurrence and financial impact of the various adjusting items necessary for such reconciliation that have not yet occurred, are out of its control, or cannot be reasonably predicted, which could have a material impact on its future GAAP financial results. Notes and Important Disclosures

4AlTi Global Overview of AlTi

5AlTi Global AlTi at a Glance Delivering transformational ideas that create enduring value Global footprint with presence in 21 major financial centers with a robust financial profile $71B 480 Assets Under Advisement (AUM/AUA) Professionals with diverse experience & expertise (1) Committed to Impact Strategies Year operating history Invested alongside clients $2B Note: Information as of December 31, 2023, unless otherwise noted. (1) These include approximately 80 individuals expected to depart related to the pending sale of FOS and the sale of LXi, which was completed on March 5, 2024, $4B20+

6AlTi Global PRELIMINARY DRAFT – SUBJECT TO REVIEW Unique business model combines a global MFO with targeted expertise in Alternatives $15 $17 $20 $22 $20 2019 2020 2021 2022 2023 Scale $20B(2) AUM/AUA Alignment with clients $1.2B Invested alongside clients Experienced team 40+ Years Years of operating history across market cycles Global presence 4 International locations (Hong Kong, London, NY and Toronto) Comprehensive solutions Market opportunities Both public and private markets Note: Information as of December 31, 2023, unless otherwise noted. (1) Strategic Alternatives refers to the former “Asset Management” business line. (2) Manager stakes consolidate 100% of AUM/AUA. (3) Top 25 Client Asset composition by geography. Event-driven RE Bridge Lending European L/S Equities Asia Credit Fund strategies by AUM/AUMAUM/AUA, $B $32 $36 $41 $43 $51 2019 2020 2021 2022 2023 Scale $51B AUM/AUA Global presence 8 Countries with AlTi WM offices High client retention 96% Client retention since 2019 Long-tenured clients ~10 Years average client tenure Net positive Impact firm $4.4B Invested in Impact strategies AUM/AUA by Geography(3) U.S. 69% Non-U.S. 31% AUM/AUA, $B Wealth Management Strategic Alternatives(1)

7AlTi Global $2.1 $3.5 $5.5 2014 2019 2024P GenX and Millennials Foundations, Charities, and Endowments $84T Baby Boomers & Older Generational Wealth Transfer(1) U.S. Wealth Transfer (2021-2045P) Shifting To Independence(1) U.S. Independent Advisor AUM/AUA (2014-2024P)(3) $84 trillion wealth transfer creates opportunities for firms that deliver impact, innovation & engagement to clients Wealth clients seek advice that is independent, customized, aligned & integrated $4.6 $6.3 $7.2 $8.5 $10.1 $13.3 $23.2 2011 2013 2015 2017 2019 2021 2026P Private equity Private debt Hedge funds Real estate Infrastructure Natural resources Global Demand for Alternatives(2) Alternative AUM/AUA Growth and Forecast (2011-2026P) ($ in Trillions) (1) Source: Cerulli Associates. (2) Source: Preqin. (3) Includes independent registered advisors, hybrid registered advisors and multi-family offices. ($ in Trillions) AlTi’s growth is powered by three strong secular tailwinds

8AlTi Global Existing scale, reputation and critical mass Stable fee rates generating robust recurring revenue streams Long-term client retention with underlying secular tailwinds Multiple avenues for co-investment and revenue diversification through adjacent products and services Large universe of potential M&A opportunities Combination with wealth management yields diversified economic model with complementary growth drivers Focus on uncorrelated strategies in real estate, private equity and impact, attractive to UHNW clients, foundations and institutional investors High margin and strong cash generation profile leveraging global distribution and operational support platforms Limited integration results in opportunities to scale quickly Large universe of potential M&A opportunities given constrained fundraising environment AlTi’s businesses complement each other via cross-over opportunities and perform strongly on a standalone basis Wealth Management Strategic Alternatives

9AlTi Global Strategic Investments into AlTi

10AlTi Global Accelerates AlTi’s strategy to become the leading, global, independent UHNW wealth management firm, with strategic and targeted expertise in alternatives In early 2024, AlTi announced a strategic investment of up to $450M from Allianz X and Constellation Wealth Capital • Will invest $150 million – Series C Convertible Preferred Stock • One CWC representative will be appointed as an observer to AlTi’s board Key Terms: • Will invest up to $300 million – $250 million through combination Class A Common Stock and Series A Convertible Preferred Stock – Option to invest up to $50 million in Series A Convertible Preferred Stock • Two Allianz representatives will join AlTi’s board as independent directors • The transaction is subject to regulatory approvals and AlTi stockholder approval Allianz X (“Allianz”) Constellation Wealth Capital (“CWC”)

11AlTi Global Complementary and well-aligned partners to accelerate AlTi’s growth strategy Allianz is a global financial services provider across the insurance and asset management sectors, providing financial security and certainty to its customers for 130+ years. Together, partners provide capital, experience, networks and a global operating expertise CWC provides flexible, long- term capital solutions and strategic advisory support to scaled wealth management platforms, leveraging its deep industry experience and relationships.

Strategic investment rationale

01.	**Expanded reach and scale**	• Deepens reach in current markets, including U.S., Europe and Asia • Positions AITi for expansion into new domestic and international markets
02.	**Accelerated margin initiatives**	• Offers opportunity to achieve operational leverage through economies of scale in current and prospective markets • Accelerates top-line growth opportunities
03.	**Attractive wealth management opportunity**	• Capitalizes on large global market with strong, secular tailwinds driven by generational wealth transfer • Presents opportunity to offer strategic alternative investments and Impact investing strategies to existing and future UHNW clients
04.	**Organic growth opportunities**	• Leverages partners' footprint and relationships to enter new markets • Expands lead generation opportunities across a larger and more global client base
05.	**Fortified capital structure**	• Strengthens balance sheet with ample capital to execute organic and inorganic growth opportunities
06.	**Long-term oriented partnership**	• Bolsters governance profile with deep global financial services experience and expertise • Positions AITi to further evolve into a diversified, global financial services player

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Partnerships' strategic priorities clearly aligned with AlTi's existing growth pillars

Partnerships will further AlTi's organic and inorganic growth strategy

01 Expand and Fortify AlTi's Global Footprint

02 Accelerate Organic Growth Opportunities

03 Execute on Identified Pipeline of Strategic Acquisitions

New Investment Strategies & Global Presence

Select Acquisitions & Stakes in Strategic Managers

Growth through Impact Offering

Expand Client Base & Deepen Existing Relationships

ALTI'S GROWTH PILLARS

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14AlTi Global Investment thesis Attractive business lines across Wealth Management and Strategic Alternatives with complementary growth drivers Comprehensive platform approach Growing global footprint Identified pipeline of inorganic growth opportunities Destination of choice for UHNW wealth managers Recurring and diversified revenue World-class leadership Strong capital structure Substantial, expanding addressable market Offices in leading financial centers, on three continents, with plans to expand into other attractive international markets Proven track record of executing accretive acquisitions in the Wealth Management and Strategic Alternatives sectors As an independent, global platform with long-tenured clients and an extensive suite of services, AlTi is the optimal partner for firms seeking consolidation Foundation of stable and predictable revenues, with multiple growth vectors Decades of experience in global financial services bolstered by partnerships with Allianz X and CWC Strengthened balance sheet with ample capital to execute organic and inorganic growth plan Powered by multi- decadal trajectories in Wealth Management and Strategic Alternatives

15AlTi Global Fourth Quarter and Full Year Highlights

16AlTi Global Financial(1) Key Performance Metrics • Revenues $91.7 million • 53% of total revenues are recurring • GAAP Net Loss ($73.9) million, Adjusted Net Loss ($1.7) million • Non-cash Impairment loss $40.2 million • Adjusted EBITDA $9.7 million Fourth Quarter and FY 2023 Highlights Financials and KPIs • $51.0 billion of AUM/AUA, increased 20% YoY and 5% QoQ • $1.4B net new client assets in FY 2023 Wealth Management • $20.4 billion of AUM/AUA, 7% decrease YoY and 4.0% QoQ increase Strategic Alternatives • Revenues $250.9 million • 77% of total revenues are recurring • GAAP Net Loss ($305.8) million, Adjusted Net Loss ($7.9) million • Impairment loss $227.2 million • Adjusted EBITDA $28.6 million Q4 2023 FY 2023 (1) Adjusted EBITDA and Adjusted Net Income are non-GAAP measures. See reconciliations of non-GAAP measures and definitions in the Appendix

Fourth Quarter and FY 2023 Highlights

Corporate & Operational

Capital structure	• Announced strategic investment of up to $450 million from Allianz X and Constellation Wealth Capital • Concluded registration of PIPE shares, increasing the free float by 19 million shares • Completed warrant exchange, increasing share count and free float by ~5 million shares • Completed business combination and started trading on NASDAQ as ALTI • Secured a $250 million Senior Credit Facility led by BMO
M&A	• Strengthened wealth management presence in Europe through the acquisition of remaining 70% stake in Lugano-based MFO with ~$1.2B in AUM • Increased GP stake participation in Arkkan and Zebedee, two external strategic fund managers • Expanded wealth management presence in Asia through the acquisition of AL Wealth Partners, a Singapore-based MFO with ~$1B in AUM

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Fourth Quarter 2023

Select Financial and Operating Metrics

- **Revenue** of $92M increased 86% QoQ due primarily to incentive fees in the Alternatives Platform. 53% of total revenues was from recurring fees.
- **Total Operating Expenses** of $107M increased 47%. Normalized operating expenses, which exclude non-cash compensation, expenses related to severance costs, depreciation and amortization and certain transaction and deal-related expenses, were $82M, a $30M increase from the prior quarter primarily driven by higher incentive compensation accrual, largely attributable to the strong performance of the event-driven strategy. Excluding compensation expenses, normalized operating expenses were lower by $2M.
- **Other Income (Loss)** of ($57M) includes a $24M non-cash impairment charge related to the termination of the LXi management contract related to the merger of LXi and LondonMetric, as well as $17 million in non-cash impairment and other charges related to our private real estate business, reflecting restructured arrangements with several partners.
- **Adjusted EBITDA** of $10M increased QoQ, driven primarily by the incentive fees in the Alternatives Platform.
- **Adjusted Net Income (Loss)** was ($5M).
- **AUM/AUA** of $71B, composed of Wealth Management $51B and Strategic Alternatives $20B.

($ in Millions)	4Q'23	3Q'23	QoQ
Revenue	**$91.7**	**$49.2**	**86%**
Mgmt./Advisory Fees	45.9	45.1	2%
Incentive Fees	41.4	0.9	NM
Distributions from Investments[(1)]	2.4	2.6	-9%
Other Income/Fees	2.1	0.7	NM
Total Operating Expenses	**$107.0**	**$72.9**	**47%**
Operating Income (Loss)	(15.3)	(23.6)	-35%
Other Income (Loss)	(56.6)	(149.2)	-62%
GAAP Net Income (Loss)	**(73.9)**	**(171.1)**	**-57%**
Adjusted Net Income (Loss)	**($5.4)**	**($7.4)**	**-27%**
Adjusted EBITDA	**$9.7**	**($3.0)**	**NM**
Adjusted EBITDA Margin	*11%*	NM	NM
AUM/AUA *($B)*	**$71.4**	**$68.2**	**5%**

(1) Includes $2.3M and $2.6M in management fees from External Strategic Managers in Q4 and Q3, respectively.
Note: Due to rounding, numbers presented throughout this presentation may not add up precisely to the totals provided.

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19AlTi Global Segment Highlights

20AlTi Global • Revenue of $38M increased 9% sequentially reflecting 5% growth in assets resulting from robust market performance and net client wins, as well as incentive fees recorded in the quarter. 95% of revenues are from recurring fees. • Total Operating Expenses of $53M increased 17%, sequentially. Normalized operating expenses, which exclude non-cash compensation, expenses related to severance costs, depreciation and amortization and certain transaction and deal-related expenses, were $41M – $8M higher than the prior quarter primarily driven by higher incentive compensation accrual. Excluding compensation expenses, normalized operating expenses were lower by $2M. • Adjusted EBITDA of ($7)M decreased $9M QoQ, driven by higher incentive compensation accrual. • AUM/AUA of $51B increased 5% sequentially resulting from robust market performance and net client wins. Wealth Management Select Financial and Operating Metrics Note: Due to rounding, numbers presented throughout this presentation may not add up precisely to the totals provided. ($ in Millions) 4Q’23 3Q’23 QoQ % Revenue $37.5 $34.5 9% Mgmt./Advisory Fees 35.7 34.5 4% Incentive Fees 1.7 0.0 NM Other Income/Fees 0.1 0.0 NM Total Operating Expenses $53.3 $45.6 17% Operating Income (Loss) (15.8) (11.1) 42% Adjusted EBITDA ($6.6) $2.7 NM Adjusted EBITDA Margin NM 8% NM AUM/AUA ($B) $51.0 $48.5 5%

21AlTi Global ($ in Millions) 4Q’23 3Q'23 FY 2023 Beginning Balance: $48,475 $48,595 $42,541 Change 2,561 (120) 8,495 AUA at Period End $51,036 $48,475 $51,036 Average AUA $49,756 $48,535 $46,789 ($ in Millions) 4Q’23 3Q'23 FY 2023 Beginning Balance: $32,928 $32,776 $27,961 New Clients, net (241) 41 1,351 Cash Flow, net (71) (16) 328 Market Performance, net 2,090 (754) 3,184 Acquisitions/divestments (180) 881 1,700 AUM at Period End $34,525 $32,928 $34,525 Average AUM $33,726 $32,852 $31,243 Wealth Management Operating Metrics – AUM/AUA Assets Under Management (AUM)Assets Under Advisement (AUA) See definitions in the Appendix. Note: Due to rounding, numbers presented throughout this presentation may not add up precisely to the totals provided. Wealth Management AUM: $34.5 billion AUA: $51.0 billion

22AlTi Global • Revenue of $54M increased $40M largely driven by crystallized incentive fees associated with the event-driven strategy. Origination fees related to a UK real estate transaction also contributed to the segment results in the quarter. • Total Operating Expenses of $54M increased by $26M sequentially. Normalized operating expenses, which exclude non-cash compensation, expenses related to severance costs, depreciation and amortization, and certain transaction and deal-related expenses were $41M; a $22M increase from the prior quarter driven by the incentive compensation accrual attributable to the strong performance of the event-driven strategy. Excluding compensation expenses, normalized operating expenses were flat in the quarter. • Adjusted EBITDA of $16M increased $22M QoQ, reflecting the higher revenue, partly offset by the increase in compensation expense. • AUM/AUA of $20B increased 4% QoQ, primarily reflecting foreign currency gains. Strategic Alternatives Select Financial and Operating Metrics (1) Includes $2.3M and $2.6M in management fees from External Strategic Managers in Q4 and Q3, respectively. (2) Amounts presented for prior periods have been adjusted as needed to conform with current period presentation. Note: Due to rounding, numbers presented throughout this presentation may not add up precisely to the totals provided. ($ in Millions) 4Q’23 3Q’23 QoQ Revenue $54.2 $14.8 NM Mgmt./Advisory Fees 10.1 10.6 -5% Incentive Fees 39.8 0.9 NM Distribution from Investments(1) 2.4 2.6 -9% Other Income/Fees 1.9 0.7 NM Total Operating Expenses $53.7 $27.3 97% Operating Income (Loss) 0.5 (12.6) NM Adjusted EBITDA $16.3 (5.7) NM Adjusted EBITDA Margin 30% NM NM AUM/AUA ($B) $20.4 $19.7 4%

23AlTi Global ($ in Millions) January 3, 2023 Gross Appreciation New Investments Subscriptions Redemptions Distributions December 31, 2023 Average AUM/AUA Event-driven $3,027 $290 — $769 ($1,637) ($67) $2,382 $2,705 External Strategic Managers: Real Estate Bridge Lending 2,153 138 — 28 (88) (37) 2,194 2,174 European Long Short Equities 1,632 40 — 212 (182) (26) 1,676 1,654 Asian Credit and Special Situations 1,498 30 — 85 (197) (28) 1,388 1,443 External Strategic Managers 5,283 208 — 325 (467) (91) 5,258 5,271 Total AUM/AUA $8,310 $498 — $1,094 ($2,104) ($158) $7,640 $7,976 ($ in Millions) 4Q’23 3Q’23 FY 2023 Beginning Balance: $11,989 $12,355 14,130 Change 742 (377) (1,410) AUM/AUA at quarter end (1) $12,720 $11,978 $12,720 Average AUM/AUA $12,349 $12,167 $13,425 Strategic Alternatives Operating Metrics – AUM/AUA Strategic Alternatives AUM: $5.0 billion AUA: $20.4 billion See definitions in the Appendix. (1) AUA is reported with a one-quarter lag for HLIF as management fees are billed on that basis. Real Estate - Public & Private Funds Alternatives Platform – FY 2023

24AlTi Global ($ in Millions) September 30, 2023 Gross Appreciation New Investments Subscriptions Redemptions Distributions December 31, 2023 Average AUM/AUA Event-driven $2,456 $146 — $148 ($322) ($46) $2,382 $2,419 External Strategic Managers: Real Estate Bridge Lending 2,146 85 — 26 (54) (9) 2,194 2,170 European Long Short Equities 1,746 16 — 33 (111) (8) 1,676 1,711 Asian Credit and Special Situations 1,351 53 — — (5) (11) 1,388 1,370 External Strategic Managers 5,243 154 — 59 (170) (28) 5,258 5,251 Total AUM/AUA $7,699 $300 — $207 ($492) ($74) $7,640 $7,670 Strategic Alternatives Operating Metrics – AUM/AUA See definitions in the Appendix. (1) AUA is reported with a one-quarter lag for HLIF as management fees are billed on that basis. Alternatives Platform- Q4 2023

25AlTi Global Strategic Alternatives Operating Metrics – Fund Performance ($ in Millions) FY 2023 4Q’23 3Q’23 2Q’23 1Q’23 Event-driven 10.51% 5.40% 4.95% (0.35%) 0.25% External Strategic Managers: Real Estate Bridge Lending 3.04% 0.34% 1.24% 0.75% 0.67% European Long Short Equities 0.64% (0.11%) 0.07% (1.60%) 2.31% Asian Credit and Special Situations 4.76% 3.20% (0.01%) (0.74%) 2.28% Alternatives Platform Fund Performance(1) (1) Past performance does not guarantee or indicate future results. The historical net performance presented above are unaudited. Please refer to Appendix for additional information.

26AlTi Global Appendix

Consolidated Income Statement

($ in Thousands, except share data)		FY 2023		Q4 2023		Q3 2023
Revenue		Audited		Unaudited		Unaudited
Management/advisory fees	$	184,824	$	45,852	$	45,062
Incentive fees		43,377		41,446		885
Distributions from investments		17,185		2,356		2,596
Other income/fees		5,494		2,054		701
Total income		250,880		91,708		49,244
Operating Expenses						
Compensation and employee benefits		204,052		69,659		38,585
Systems, technology and telephone		16,341		4,590		3,812
Sales, distribution and marketing		2,217		465		658
Occupancy costs		13,814		4,059		3,223
Professional fees		66,115		13,374		14,398
Travel and entertainment		5,914		1,580		1,082
Depreciation and amortization		17,039		5,191		3,676
General, administrative and other		19,495		8,069		7,455
Total operating expenses		344,987		106,987		72,889
Total operating income (loss)		(94,107)		(15,279)		(23,645)
Other Income (Expenses)						
Impairment loss on goodwill and intangible assets		(206,507)		(23,525)		(153,589)
Gain (loss) on investments		(15,483)		(11,820)		(1,959)
Gain (loss) on TRA		(233)		1,098		-
Gain (loss) on warrant liability		(12,866)				9,335
Gain (loss) on earn-out liability		31,104		(15,108)		761
Interest and dividend income (expense)		(14,501)		(4,201)		(3,668)
Other income (expense)		(3,744)		(3,006)		(91)
Income (loss) before taxes		(316,337)		(71,841)		(172,856)
Income tax (expense) benefit		10,534		(2,044)		1,782
Net income (loss)		(305,803)		(73,885)		(171,074)
Net income (loss) attributed to non-controlling interests in subsidiaries		(143,197)		(25,298)		(82,353)
Net income (loss) attributable to AlTi Global, Inc.	$	(162,606)	$	(48,587)	$	(88,721)
Net Income (Loss) Per Share						
Basic	$	(2.65)	$	(0.75)	$	(1.40)
Diluted	$	(2.65)	$	(0.75)	$	(1.40)
Weighted Average Shares of Class A Common Stock Outstanding						
Basic		61,396,692		64,996,321		63,568,646
Diluted		61,396,692		64,996,321		63,568,646

Note: Due to rounding, numbers presented throughout this presentation may not add up precisely to the totals provided.

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28AlTi Global Consolidated Balance Sheet ($ in Thousands, except share data) As of December 31, 2023 As of September 30, 2023 Assets Audited Unaudited Cash and cash equivalents 15,348 12,196 Fees receivable, net 70,421 32,098 Investments at fair value 165,894 164,660 Equity method investments 14,194 27,927 Intangible assets, net of accumulated amortization 435,677 501,190 Goodwill 411,904 409,432 Operating lease right-of-use assets 48,313 28,184 Other assets 48,182 47,192 Assets held for sale 56,634 10,901 Total assets $ 1,266,567 $ 1,233,780 Liabilities Accounts payable and accrued expenses $ 36,804 $ 36,914 Accrued compensation and profit sharing 57,466 20,056 Accrued member distributions payable 7,271 8,049 Earn-out liability, at fair value 63,444 45,549 TRA liability 17,607 18,042 Delayed share purchase agreement 1,818 1,818 Earn-in consideration payable 1,830 1,708 Operating lease liabilities 56,123 29,560 Debt, net of unamortized deferred financing cost 186,353 172,804 Deferred tax liability, net 14,109 25,812 Deferred income 66 323 Other liabilities 21,858 25,207 Liabilities held for sale 13,792 2,178 Total liabilities $ 478,541 $ 388,020 Shareholders' Equity Class A common stock, $0.01 par value 7 6 Class B common stock, $0.01 par value — — Additional paid-in capital 523,255 519,996 Retained earnings (accumulated deficit) (190,552) (141,965) Accumulated other comprehensive income (loss) 9,222 3,988 Total AlTi Global, Inc. shareholders' equity 341,932 382,025 Non-controlling interest in subsidiaries 446,094 463,735 Total shareholders' equity 788,026 845,760 Total liabilities and shareholders' equity $1,266,567 $ 1,233,780 Due to rounding, numbers presented throughout this presentation may not add up precisely to the totals provided.

Non-GAAP Reconciliation FY 2023

	FY 2023					
($ in Thousands)	Strategic Alternatives Segment		Wealth Management Segment		Total AITi	
Net income (loss) before taxes	$	(263,966)	$	(52,371)	$	(316,337)
Stock based compensation [1]		2,886		18,564		21,450
Stock based compensation-legacy [2]		13,148		11,549		24,697
Transaction expenses [3]		20,767		22,058		42,825
Change in fair value of warrant liability [4]		6,433		6,433		12,866
Change in fair value of gains/(losses) on investments [5]		(2,637)		(1,814)		(4,451)
Change in fair value of earn-out liability [6]		(14,690)		(16,435)		(31,126)
Organization streamlining cost [7]		7,666		4,410		12,076
Impairment (non-cash) [8]		73,594		-		73,594
Impairment goodwill [9]		153,589		-		153,589
Gains/(Losses) on EMI/Carried Interest (non-cash) [10]		5,017		-		5,017
EMI Adjustments (Interest, Depreciation, Taxes & Amortization) [11]		2,419		471		2,889
Adjusted income (loss) before taxes		4,225		(7,136)		(2,911)
Adjusted income tax benefit (expense)		14,449		(3,915)		10,534
Adjusted Net Income (Loss)		18,674		(11,051)		7,623
Interest expense, net		7,334		7,167		14,501
Net income tax adjustments		(14,449)		3,915		(10,534)
Depreciation and amortization		7,978		9,061		17,039
Adjusted EBITDA	$	19,537	$	9,092	$	28,629

1) Add-back of non-cash expense related to awards of AITi stock (approved post-transaction).
2) Add back of non-cash expense related to awards of AITi stock (approved pre-transaction).
3) Add-back of transaction expenses related to the Business Combination, including professional fees.
4) Represents the change in fair value of the warrant liability.
5) Represents the change in unrealized gains/losses related primarily to investments held at fair value.

Note: Due to rounding, numbers presented throughout this presentation may not add up precisely to the totals provided.

6) Represents the change in fair value of the earn-out liability.
7) Represents cost to implement organization change to derive cost synergy.
8) Represents impairment of intangible asset associated with the deconsolidation of AHRA of $29.4 million, impairment of LXi of $23.5 million, impairment of equity method investments of $15.6 million and amortization of carried interest of $4.1 million.
9) Represents impairment of goodwill
10) Represents the amortization related to the step-up in equity method investments.
11) Represents reported EMI adjustments for the Company's equity method investments.

AITi Global

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Non-GAAP Reconciliation Q4 2023

($ in Thousands)	4Q'23					
	Strategic Alternatives Segment		Wealth Management Segment		Total AITi	
Net income (loss) before taxes	$	(44,626)	$	(27,215)	$	(71,841)
Stock based compensation [1]		1,077		5,038		6,115
Transaction expenses [2]		2,755		2,773		5,528
Change in fair value of gains/(losses) on investments [3]		(1,605)		(2,502)		(4,107)
Change in fair value of earn-out liability [4]		8,416		6,671		15,086
Organization streamlining cost [5]		3,317		2,079		5,396
Impairment (non-cash) [6]		40,197		-		40,197
(Gains)/Losses on EMI/Carried Interest (non-cash) [7]		2,601		183		2,784
EMI Adjustments (Interest, Depreciation, Taxes & Amortization) [8]		780		381		1,160
Adjusted income (loss) before taxes		12,911		(12,592)		318
Adjusted income tax benefit (expense)		7,915		(9,959)		(2,044)
Adjusted Net Income (Loss)		20,826		(22,551)		(1,726)
Interest expense, net		1,128		3,073		4,201
Income tax (benefit) expense		(7,915)		9,959		2,044
Depreciation and amortization		2,250		2,941		5,191
Adjusted EBITDA	$	16,289	$	(6,578)		$9,710

1) Add-back of non-cash expense related to awards of AITi stock (approved post-transaction).
2) Add-back of transaction expenses related to the Business Combination, including professional fees.
3) Represents the change in unrealized gains/losses related primarily to investments held at fair value.
4) Represents the change in fair value of the earn-out liability.
5) Represents cost to implement organization change to derive cost synergy.
6) Represents impairment of equity method investments, carried interest and other receivables balances.
7) Represents the amortization related to the step-up in equity method investments.
8) Represents reported EMI adjustments for the Company's equity method investments.

Note: Due to rounding, numbers presented throughout this presentation may not add up precisely to the totals provided.

AITi Global

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Non-GAAP Reconciliation Q3 2023

($ in Thousands)	3Q'23 Strategic Alternatives Segment		3Q'23 Wealth Management Segment		3Q'23 Total AITi	
Net income (loss) before taxes	$	(167,650)	$	(5,206)	$	(172,856)
Stock based compensation [(1)]		1,101		5,472		6,573
Transaction expenses [(2)]		3,876		3,768		7,644
Changes in fair value of investments [(3)]		(200)		(373)		(573)
Change in fair value of earn-out liability [(4)]		(4,667)		(4,668)		(9,335)
Organization streamlining cost [(5)]		1,610		804		2,414
Impairment (non-cash) [(6)]		1,862		—		1,862
Impairment (goodwill) [(7)]		153,589		—		153,589
Net losses on EMI/Carried Interest (non-cash) [(8)]		(255)		(183)		(438)
EMI Adjustment (Interest, Depreciation, Taxes & Amortization) [(9)]		788		(1)		787
Adjusted income (loss) before taxes		(9,946)		(387)		(10,333)
Adjusted income tax expense		2,334		628		2,962
Adjusted Net Income (Loss)		(7,612)		241		(7,371)
Interest expense, net		2,819		849		3,668
Net income tax adjustments		(2,334)		(628)		(2,962)
Depreciation and amortization		1,471		2,205		3,676
Adjusted EBITDA	$	(5,656)	$	2,667	$	(2,989)

1) Add-back of non-cash expense related to awards of AITi stock (approved post-transaction).
2) Add-back of transaction expenses related to the Business Combination, including professional fees.
3) Represents the change in unrealized gains/losses related primarily to investments held at fair value.
4) Represents the change in fair value of the earn-out liability.

Note: Due to rounding, numbers presented throughout this presentation may not add up precisely to the totals provided.

5) Represents cost to implement organization change to derive cost synergy.
6) Represents impairment of carried interest/equity method investments.
7) Represents the impairment of goodwill.
8) Represents the amortization related to the step-up in Equity method investments.
9) Represents reported EMI adjustments for the Company's Equity method investments.

AITi Global

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32AlTi Global Strong track record executing and integrating acquisitions M&A Track Record in Wealth Management Acquisition Date Company Core Market Criteria 2023 Singapore/Asia 2021 UK 2019 France 2018 & 2023 2016 & 2017 Seattle/West Coast U.S. 2015 M&A Track Record in Strategic Alternatives Acquisition Date Company Location Criteria 2020 & 2023 2021 & 2023 2018 Successful execution across multiple geographies and platforms AUM/AUA at acquisition of ~$2B to $10B+  Expand global footprint, revenue base  Expanded customer footprint  Increase scale and talent  Expand Impact strategy AUM/AUA at acquisition ~$1B to $5B+  Leverage support platform (distribution, operations)  Expansion and diversification fee revenue base  Proven and repeatable earnings streams  Long-term, locked-up strategies/low volatility

Strategic Alternatives

Best-in-class performance and uncorrelated returns (1)

TIG Arbitrage

	TIG Arbitrage	MSCI	HFRI
Annualized Performance	7.1%	7.8%	3.9%
Volatility	6.0%	14.5%	4.6%


MSCI +144%
TIG Arbitrage +124%
HFRI +57%
12/31/23
3/31/12 6/30/13 9/30/14 12/31/15 3/31/17 6/30/18 9/30/19 12/31/20 3/31/22 6/30/23

Bridge Lending Real Estate

	Bridge Lending	MSCI	HFRI
Annualized Performance	8.5%	5.1%	3.4%
Volatility	0.7%	15.7%	5.4%


AITi AM Purchase Date
Bridge Lending Real Estate +804%
MSCI +286%
HFRI +69%
12/31/23
1/31/97 1/31/01 1/31/05 1/31/09 1/31/13 1/31/17

European Equities

	Euro Equities	MSCI	HFRI
Annualized Performance	10.6%	8.3%	3.4%
Volatility	10.1%	16.6%	5.4%


AITi AM Purchase Date
European Equities +98%
MSCI +72%
HFRI +28%
3/31/17 6/30/18 9/30/19 12/31/20 3/31/22 12/31/23

Asia Credit and Special Situations

	Asia Credit	MSCI	HFRI
Annualized Performance	7.1%	6.7%	3.4%
Volatility	5.3%	15.3%	4.9%


AITi AM Purchase Date
Asia Credit +92%
MSCI +85%
HFRI +36%
8/30/14 11/30/15 2/28/17 5/31/18 8/31/19 11/30/20 2/28/22 12/31/23

(1) Past performance does not guarantee or indicate future results. The historical net performance presented above is unaudited. Please refer to the Appendix for additional information.
Note: Information as of December 31, 2023, unless otherwise noted.

AITi Global
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34AlTi Global Glossary Assets Under Management and Assets Under Advisement. For financial presentation purposes, total assets under management and assets under advisement (“AUM/AUA”) of AlTi Global is calculated as set forth below: AUM/AUA includes billable and non-billable assets. Billable assets represent the portion of assets on which we charges fees, including under co-investment arrangements. For the purpose of calculating co- investment assets, we include the gross asset value of all assets managed or supervised by operating partner subsidiaries, affiliates and joint ventures in which we hold either a majority or minority stake. Non- billable assets are exempt of fees. They consist of assets such as cash and cash equivalents, real estate, investment consulting assets and other designated assets. Our AUM/AUA also includes the assets under management of each of our External Strategic Managers. External Strategic Managers are those managers in which the we have made an external investment, and the strategies of these managers include Real Estate Bridge Lending, European Long/Short Equity and Asian Credit and Special Situations. Unless otherwise defined, AUM refers to assets on which a business provides continuous and regular billable supervisory or management services. As noted, our AUM/AUA includes the AUM of our external strategic managers as we believe including such AUM presents a more accurate depiction of the respective businesses. However, the AUM of the external strategic managers should not be viewed as part our AUM for regulatory and/or statutory purposes under the U.S. Investment Advisers Act of 1940, as amended. Adjusted EBITDA. We use Adjusted EBITDA as a non-US GAAP measure to track our performance and assess our ability to service our borrowings. This is a non-US GAAP financial measure supplement and should be considered in addition to and not in lieu of, the results of operations, prepared in accordance with US GAAP. Adjusted EBITDA is derived from and reconciled to, but not equivalent to, its most directly comparable GAAP measure of net income (loss). Adjusted EBITDA represents adjusted net income plus (a) interest expense, net, (b) income tax expense, (c) adjusted income tax expense less income tax expense, and (d) depreciation and amortization expense. Adjusted Net Income. We use Adjusted Net Income as a non-US GAAP measure to track our performance and assess our ability to service our borrowings. This is a non-US GAAP financial measure supplement and should be considered in addition to and not in lieu of, the results of operations, prepared in accordance with U.S. GAAP. Adjusted Net Income represents net income (loss) before taxes plus (a) equity-settled share-based payments, (b) transaction-related costs, including professional fees, (c) impairment of equity method investments, (d) change in fair value of investment or other financial instruments, (e) onetime bonuses recorded in the statement of operations, (f) compensation expense related to the earn-in of certain variable interest entities, and (g) adjusted income tax expense. Billable Assets. Represents the portion of our AUM/AUA on which we charge fees. MFO. Multi-family office Mgmt./Advisory Fees. Mgmt./Advisory fees represent fees recurring in nature, primarily management fees. Impact Investing. Investment practices seeking to generate various levels of financial performance together with the generation of positive measurable environmental and social impacts. UHNW. Ultra High Net Worth individuals are people with a net worth of at least $30 million.

35AlTi Global Footnotes Past performance does not guarantee or indicate future results. The historical net performance presented above are provided from inception of each fund through December 31, 2023 and are unaudited. The returns for the Event driven strategy reflect the deduction of the actual management fees (represents the actual management fees paid by investors for such month which may be lower than the stated management fee) and stated performance fees and expenses at the specified times but do not include the deduction of any applicable taxes and include the reinvestment of all dividends and other earnings with respect to the fund’s assets. The returns for Real Estate Bridge Lending strategy are based on returns for the flagship Real Estate Bridge Lending Strategy fund provided to TIG by an external strategic manager. Returns were provided net of all fees charged to the flagship fund in this strategy, but did not take into account taxes, change in unit values, third-party expenses, or redemption charges. The returns for European Long Short Equities are based on returns for European Equities’ benchmark portfolio. Returns for European Equities provided were net of management and incentive fees, expenses, and applicable taxes. The returns for Asia Credit and Special Situations are based on returns for the flagship Asia Credit and Special Situations fund provided to the TIG Entities by our External Strategic Manager. Returns for Asia Credit and Special Situations provided were net of management and incentive fees, expenses, and applicable taxes. Each of the managers managed strategies and/or funds over the relevant periods that are not included in the investment performance information above because they are not the primary strategy and/or fund of the manager. If the performance of the omitted strategies and funds were included, the investment performance shown may be lower. An investor may be subject to different taxation depending on the jurisdiction of the investor or relevant manager. The MSCI and HFRI performance information is included to show relative market performance for the periods indicated and not as a standard of comparison. Each of HFRI and MSCI differs in numerous respects from the portfolio composition of any fund comprising the investment returns presented. The indices are not included to imply that any fund is comparable to an index in composition or element of risk. Returns for the MSCI are gross of dividend reinvestment. No representation is made hereby with respect to the accuracy or completeness of the index data. A description of the strategies is provided below: Event-driven: The Event-driven strategy is based in New York. This strategy, which has $2.4 billion of AUM as of December 31, 2023, focuses on 0-to-30-day events within the merger process. The investment team employs deep research on each situation in the portfolio with a focus on complex, hostile, up-for-sale situations where our primary research work can drive uncorrelated alpha. The research and investment process is focused on hard catalyst events and is not dependent on deal flow. Real Estate Bridge Lending : The Real Estate Bridge Lending strategy is managed by an external manager based in Toronto and focuses on complex construction, term, and pre-development bridge loans throughout North America. The strategy has $2.2 billion AUM as of December 31, 2023. The strategy’s diversified portfolio primarily consists of first lien mortgages with little to no structural leverage. The team places an emphasis on risk management via rigorous underwriting consisting of borrower analysis, vetting, and extensive monitoring across all major real estate asset classes. European Long Short Equities: The European Long Short Equities strategy is managed by an external manager based in London. The strategy has $1.7 billion AUM as of December 31, 2023, and trades the portfolio actively and absolute return-oriented with a focus on financials, cyclicals, and mining and minerals. The strategy is market agnostic and runs with a variable net exposure, equally comfortable net long or net short. Asia Credit and Special Situations: The Asia Credit and Special Situations strategy is managed by an external manager based in Hong Kong. The strategy has $1.4 billion AUM as of December 31, 2023, and includes performing, stressed, and distressed bonds and loans throughout the Asia Pacific region. The manager strives to capitalize on what It believes is an under-researched and inefficient market with limited competition and attractive levels of stressed and distressed activity.

36AlTi Global Thank You